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                                                                    EXHIBIT 10.8


                          THE BEVERLY ENTERPRISES, INC.

                          EXECUTIVE LIFE INSURANCE PLAN

                             SPLIT DOLLAR AGREEMENT


                  Agreement made this ____ th day of ______ , 19 ____, by and between Beverly Enterprises, Inc. (the "Corporation"), The Irrevocable Trust For the Beverly Enterprises, Inc. Executive Benefits Plans, an irrevocable grantor trust created by a Trust Agreement dated as of 18th day of July, 1995, by and between the Corporation and Chemical Bank as Trustee (the "Rabbi Trust"), COVERED EXECUTIVE, the insured under the below-described Policy (the "Executive"), and The COVERED EXECUTIVE Insurance Trust (the "Policyowner").

         BECAUSE COVERED EXECUTIVE (the "Executive") wishes to establish a life insurance program for his benefit and protection under Policy Number 23059270 (the "Policy") issued by Pacific Mutual Life Insurance Company, (the "Company"); and

         BECAUSE the Corporation wishes to help the Executive provide the insurance by payment of premiums due on the Policy in accordance with the provisions of this Agreement; and

         BECAUSE the Policyowner will be the sole owner and beneficiary of the Policy, and the Policy will be collaterally assigned to the Rabbi Trust for the sole purpose of providing the security for the repayment of the amounts which the Corporation will contribute toward the premiums due on the Policy; and

         BECAUSE it is the desire of the parties to define the extent of the Rabbi Trust's security interest in the cash surrender value of the Policy.

NOW THEREFORE, THE FOLLOWING IS AGREED TO BY THE PARTIES:

         1. PREMIUM PAYMENT METHOD. During the Executive's employment with the Corporation, the Corporation, on behalf of the Policyowner, shall pay directly to the Company the required premiums including the economic benefit (hereinafter defined), as of the date of issue and upon each subsequent premium due date. For purposes hereof, the cost of the current life insurance protection (the so-called "economic benefit"), shall be as calculated each year in accordance with the Internal Revenue Service rulings. Upon termination of employment or retirement of the Executive, the Corporation shall continue to pay said premiums on the vested portion of the Policy for the remainder of the Executive's life, or, if sooner, until the Policy is surrendered.

         With respect to the nonvested portion of the Policy, after his termination of employment, the Executive may retain such coverage in force by timely paying the entire premiums thereon each premium due date (either directly to the Company or through the Corporation, as the Corporation shall determine). Alternatively, the Executive may purchase the entire nonvested portion of the Policy by paying the Corporation, within 90 days of his termination of


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employment, the cash value of the nonvested portion thereof, and thereafter the
Executive may keep the Policy in force by paying the premiums due thereon. If the Executive does not keep the nonvested portion of the Policy in force after the termination of his employment as provided above, then that portion of the Policy shall lapse, unless the Corporation, on its own behalf, continues to pay the premiums thereon, in which case the Corporation shall have the sole right to any cash value, death proceeds, or other benefits thereunder.

         2. POLICYOWNER'S RIGHTS TO BORROW OR WITHDRAW. The Policyowner shall have no right to borrow against or make withdrawals from the Policy. At all times the Policyowner's rights in the Policy shall be limited to its vested benefit as defined hereunder. The Policyowner shall have no right to the cash value of the Policy other than its vested interest therein upon surrender of the Policy, which shall only be permitted upon or after the termination of the Executive's employment or retirement from the Corporation, and only then to the extent permitted herein.

         3. COLLATERAL ASSIGNMENT. Policyowner hereby assigns the Policy, including its entire cash value, to the Rabbi Trust as collateral to secure the Rabbi Trust's and/or Corporation's reimbursement rights against the Policyowner for (i) premium advances paid by the Corporation and (ii) any nonvested interest in the Policy retained by the Rabbi Trust and/or Corporation.

         4. CORPORATION'S LOAN AND WITHDRAWAL RIGHTS. The Corporation shall have no right to obtain policy loans from the Company or make withdrawals from the Policy.

         5. DEATH PROCEEDS. (a) Except as provided in (b) below, in the event of the death of the Executive while the Policy and this Agreement are in force, the proceeds of the Policy (or the remaining portion of the Policy, if any portion has previously lapsed or been forfeited or canceled) shall be divided into two parts and paid by the Company as follows:

         The Corporation shall be entitled to an amount equal to the cumulative premiums paid (which purchased additional death benefits under the Policy).

         The Policyowner (or other named beneficiary) shall be entitled to an amount equal to the remainder of such death proceeds.

         (b) In the event of the death of the Executive while he is no longer actively employed by the Corporation (and while the Policy and this Agreement are in force), if the Executive was not 100 percent vested hereunder upon his termination of employment, and if after his termination of employment, the Executive did not elect to either purchase or continue paying premiums on the nonvested portion of the Policy, but the Corporation nevertheless continued to pay such premiums on its own behalf (as opposed to letting such nonvested portion of the Policy lapse), then the proceeds of the Policy shall be divided in two parts and paid by the Company as follows:

         The nonvested portion of the Policy shall be paid to the Corporation. The vested portion of the Policy shall be further divided into two parts and paid by the Company as follows:

         The Corporation shall be entitled to an amount equal to the cumulative premiums paid (which purchased additional death benefits under the Policy).

         The Policyowner (or other named beneficiary) shall be entitled to an amount equal to the remainder of such death proceeds.





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         (c) Any interest due upon the death proceeds, or other elements of value in the Policy, payable upon death shall be shared by the Corporation and the Policyowner (or other named beneficiary) in the same ratio as the death proceeds are shared.

         6. DIVISION OF CASH SURRENDER VALUE. (a) Neither the Policyowner nor the Executive shall have any right to surrender the Policy during the Executive's employment with the Corporation (or any affiliate, successor, or assign thereof) without the Corporation's consent. After the Executive's termination of employment, unless the Corporation consents otherwise, the Policyowner shall only have the right to surrender the nonvested portion of the Policy, and only then if the Policyowner first purchases such nonvested portion by paying the Corporation the full cash value thereof. Unless the Corporation consents otherwise, at no time shall the Policyowner (or Executive) have any surrender or cash value rights with respect to the vested portion of the Policy.

         (b) Upon the Executive's termination of employment, the nonvested portion of the Policy shall lapse and the cash value thereof shall be paid to the Rabbi Trust, unless either (i) the Policyowner keeps the nonvested portion in force by paying the premiums thereon each premium due date, (ii) the Policyowner purchases the nonvested portion by paying the Corporation, within 90 days of the Executive's termination of employment, the cash value thereof, or
(iii) the Corporation voluntarily keeps the nonvested portion in force by continuing to pay the premiums thereon on its own behalf, in which case it shall have all future rights to the cash value upon any subsequent surrender thereof. Upon the Executive's termination of employment, the Corporation shall continue to pay the premiums on the vested portion of the Policy (for the remainder of the life of the Executive or, if earlier, until the Policy is surrendered), and neither the Executive nor Policyowner shall have any surrender rights or rights to the cash value thereof, unless the Corporation otherwise consents thereto.

         (c) To the extent the Policy, in whole or in part, is canceled, lapses, or is surrendered, the Rabbi Trust shall be entitled to an amount equal to the sum of (i) the cash value attributable to the nonvested portion of the Policy (unless the Policyowner has previously purchased such nonvested portion by paying the Corporation the full cash value thereof within 90 days of the Executive's termination of employment), plus (ii) with respect to the vested portion of the Policy, an amount equal to the cumulative premium advances extended to the Policyowner; in turn the Policyowner shall be entitled to any remainder of such cash value.

         7. ASSIGNMENT AND BENEFICIARY RIGHTS. Subject to the limitations specified herein, including the Rabbi Trust's collateral assignment, the Policyowner may, at any time, assign to any individual, trust or other organization all of the Policyowner's right, title and interest in the Policy and all of the Policyowner's rights, options, privileges and duties created by this Agreement, except as provided below.

         The Policyowner may, subject to the assignment above, designate a beneficiary or beneficiaries to receive any proceeds payable upon the insured's death, which exceed the amount of proceeds payable to the Corporation and/or Rabbi Trust.



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         However, the Policy shall not be subject to the debts or liabilities of the Executive or Policyowner (other than the collateral assignment) and in connection therewith the Policy shall not be subject to attachment, assignment, alienation, garnishment, execution, levy, anticipation, charge, pledge, encumbrance, transfer or sale.

         8. PREMIUM WAIVER. If the Policy contains a premium disability waiver provision, any premium waiver shall be considered for purposes of this Agreement as having been paid by the Policyowner.

         9. VESTING UNDER THE POLICY. The Executive shall vest in the Policy pursuant to the following vesting schedule:

         Once an Executive reaches age 50, he/she is vested in 10% of his/her benefit. Furthermore, the Executive shall vest an additional 10% each year thereafter, with 100% vesting at age 59 assuming at least 10 years of service.

         10. AMENDMENT AND TERMINATION. Prior to a Change in Control of the Corporation, as defined in the Rabbi Trust, the Corporation shall have the absolute right to amend this Agreement in any manner or to terminate this Agreement at any time, without need for consent from or advance notice to any party. However, after a Change in Control of the Corporation, the Corporation (or any affiliate, successor, or assign thereof) may not amend or terminate this Agreement without the Executive's prior written consent.

         11. CLAIMS PROCEDURE. This split-dollar insurance plan is a welfare plan under the Employee Retirement Income Security Act of 1974 (ERISA). Under this act, an Executive has certain rights and protections. His rights are set forth in this Agreement and in the Policy.

         In making a claim for benefits, the Executive or Policyowner must make his claim on a form acceptable to the Corporation and the Company. The plan administrator will supply him with the claim forms. The request will set forth the basis of the Executive's claim and authorize the plan administrator and the Company to investigate the claim and take the necessary steps to facilitate payment of benefits.

         If the Corporation or the Company denies the Executive's claim, it must provide him with the following information in a written reply:

         (a)      The specific reason or reasons for the denial;

         (b) Reference specific provision of the Agreement on which the denial is based;

         (c) Describe any additional material or information necessary for him to perfect his claim; and

         (d)      Explain the procedure for review of claims.



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         Within 60 days of a claim denial from the Corporation or the Company, the Executive may request in writing a review of the denied claim by the Corporation or the Company.

         The Executive or his representative may, in asking for the review: (a) review pertinent documents, and (b) submit issues and comments in writing.

         On receipt of the request for review, the Corporation or the Company, as the case may be, shall within 60 days (or 120 days if additional time is needed), deny or grant the claim. The decision shall be made in writing and in a manner calculated to be understood by the Executive. It also shall include specific reference to pertinent provisions on which the denial is based. The Corporation and Company shall have complete fiduciary discretion and authority to interpret the Policy and this Agreement, decide all questions of eligibility and benefits, and adjudicate all claims and appeals.

         12. ADDITIONAL RIGHTS AND PROTECTIONS. After review, if the Executive feels he has been improperly denied a claim for benefits, he has the right to file suit in federal or state court. If he is successful in his lawsuit, the court may, if it so decides, require the other party to pay legal costs, including attorney's fees.

         The Corporation may not fire or discriminate against the Executive for exercising his rights under ERISA.

         If the Executive has any questions about this split-dollar Agreement, he should contact the Corporation's Senior Director of Benefits Administration. The Company is the plan administrator, named fiduciary and agent for service of process of this plan. Under the law, fiduciaries must act solely in the interests of plan participants while exercising prudence in the performance of their plan duties. If the Executive has any questions about his rights under ERISA, he should contact the Corporation's Senior Director of Benefits Administration or the nearest office of the Labor-Management Service Administration, Department of Labor.

         13. PREMIUM FUNDING UPON CHANGE IN CONTROL. Immediately prior to any Change in Control of the Corporation, as defined in the Rabbi Trust, the Corporation shall transfer to the Rabbi Trust sufficient assets to fully fund the Policy to a level where the cash surrender value will be adequate to fully endow the Policy at age 100, assuming the Policy's minimum guaranteed interest rate and maximum mortality charges and assuming no future premium payments.

         14. INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT. The Company shall not be deemed a party to this Agreement, but will respect the rights of the parties as provided herein upon the receipt by the Company of an executed copy of this Agreement.



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The parties have executed this Agreement effective on the date first written above.


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COVERED EXECUTIVE, Executive


By: Trustee

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SIGNATOR FOR TRUSTEE

Its:  Vice President


By: Beverly Enterprises, Inc

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Robert. W. Pommerville

Its:  Executive Vice President
       General Counsel and Secretary


By: Chase Manhattan  Bank, Trustee

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Catherine Platt, Vice President
770 Broadway
10th Floor
New York, NY 10003



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